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EXHIBIT 10.6


            DESCRIPTION OF RETIREMENT ACCOUNT MATCHING CONTRIBUTIONS

         Emrise Corporation matches up to the lesser of $2,000 and 20% of Randolph Foote's contributions to his 401(k) account. During 2004, 2003 and 2002, Emrise Corporation's matching contributions amounted to $1,965, $1,864 and $1,604, respectively. This matching arrangement was generally made available to all employees of Emrise Corporation and provides for the same method of allocation of benefits between management and non-management participants.

          Also, XCEL Power Systems, Ltd. makes matching contributions of up to 6% of Graham Jefferies' salary to an executives' defined contribution plan. Other employees of XCEL Power Systems, Ltd. may receive matching contributions to a defined contribution plan of up to 4% of their salary. Amounts contributed to the defined contribution plans are intended to used to purchase annuities upon retirement. During 2004, 2003 and 2002, Mr. Jefferies received matching contributions of $10,924, $10,320 and $9,000, respectively.